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                                                                   EXHIBIT 23.5


                                                   Investment Banking Group

                                                   World Financial Center
                                                   North Tower
                                                   New York, New York 10281-1325
                                                   212 449 1000


[LOGO of Merrill Lynch, Pierce, Fenner & Smith Incorporated]




                                   Consent
                                   -------


We hereby consent to the use of our opinion letter dated October 13, 1995 to the Board of Directors of Premier Bancorp, Inc. included as an Annex to the Premier Bancorp, Inc. Proxy Statement which forms a part of the Banc
One Corporation Registration Statement on Form S-4 relating to the proposed merger of Premier, Bancorp, Inc., with and into a wholly owned subsidiary of Banc One Corporation and to the references to such opinion and to our firm in such Proxy Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                         MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH INCORPORATED



                                         By   /s/ Richard N. Doyle

                                              Richard N. Doyle
                                              Director-Investment Banking

October 4, 1995